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                                                                  EXHIBIT 10.16



                AMENDED AND RESTATED COLLATERAL ACCOUNT AGREEMENT

        THIS AMENDED AND RESTATED COLLATERAL ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of December 17, 1997 and entered into by and between BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation ("PLEDGOR"), and BANKERS TRUST COMPANY ("BANKERS"), as agent for and representative of (in such capacity herein called "AGENT") Secured Parties referred to below.

                             PRELIMINARY STATEMENTS

        A. Benedek Broadcasting Corporation, a Delaware corporation and wholly owned subsidiary of Pledgor ("COMPANY"), and Pledgor have entered into an Amended and Restated Credit Agreement dated as of December 17, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "AMENDED CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), with the financial institutions listed therein as Lenders ("LENDERS"), and Bankers, as Agent, which Amended Credit Agreement amends and restates that certain Credit Agreement, dated as of June 6, 1996 (said Credit Agreement, as heretofore amended, supplemented or otherwise modified, being the "EXISTING CREDIT AGREEMENT"), with the financial institutions listed therein, Pearl Street L.P., as Arranging Agent, Goldman, Sachs & Co., as Syndication Agent, and Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), as Administrative Agent and Collateral Agent, pursuant to which Amended Credit Agreement Lenders have made certain commitments, subject to the terms and conditions set forth in the Amended Credit Agreement, to, among other things, convert and continue certain credit facilities initially extended as AXELs to Company pursuant to the Existing Credit Agreement.

        B. Company has entered into that certain Indenture, dated as of March 1, 1995 (said Indenture, as amended, supplemented, or otherwise modified from time to time, being the "EXISTING SENIOR NOTE INDENTURE"), with Benedek Broadcasting Company, L.L.C., a Delaware limited liability company and subsidiary of Company, and The Bank of New York, as trustee, pursuant to which Company has issued $135,000,000 aggregate principal amount of 11-7/8% Senior Secured Notes due 2005 (the "EXISTING SENIOR NOTES").

        C. Company may from time to time hereafter enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with or one or more Lenders or Affiliates of Lenders (in such capacity, collectively, "INTEREST RATE EXCHANGERS") in accordance with the terms of the Amended Credit Agreement.














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        D. Pledgor has executed and delivered that certain Amended and Restated
BCC Guaranty, dated as of December 17, 1997 (said Amended and Restated BCC Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY"), in favor of Agent for the benefit of
(i) Agent and Lenders, (ii) the holders of the Existing Senior Notes ("NOTEHOLDERS") and (iii) any Interest Rate Exchangers (each of Agent, Lenders and Interest Rate Exchangers is hereinafter referred to as a "SECURED PARTY" and collectively, as "SECURED PARTIES"), pursuant to which Pledgor has guarantied the prompt payment and performance when due of all obligations of Company under the Amended Credit Agreement, the Notes and the other Loan Documents, under the Existing Senior Note Indenture and the Existing Senior Notes, and under the Lender Interest Rate Agreements (including without limitation the obligation of Company to make payments thereunder in the event of early termination thereof).

        E. As a condition precedent to the Existing Credit Agreement, Pledgor executed and delivered that certain Collateral Account Agreement dated as of June 6, 1996 (the "EXISTING COLLATERAL ACCOUNT AGREEMENT") in favor of CIBC, as agent for and representative of Secured Parties (as defined in the Existing Collateral Account Agreement).

        F. It is a condition precedent to the execution and delivery of the Amended Credit Agreement by Lenders that Pledgor secure its obligations under the Guaranty with respect to Company's obligations under the Amended Credit Agreement, the Notes and the other Loan Documents and under the Lender Interest Rate Agreements by executing and delivering this Agreement for the purpose of amending and restating the Existing Collateral Account Agreement in its entirety as provided herein. It is specifically intended that this Agreement not secure Pledgor's obligations under the Guaranty with respect to Company's obligations under the Existing Senior Notes or Existing Senior Note Indenture.

        G. Pledgor desires to amend and restate the Existing Collateral Account Agreement in order to confirm the continuation of, and to pledge, assign and grant security interests in all of the Collateral (as hereinafter defined) in favor of Agent, on behalf of the Secured Parties, as security for Pledgor's performance of its obligations under the Guaranty with respect to Company's obligations under the Amended Credit Agreement, the Notes and the other Loan Documents and the Lender Interest Rate Agreements.

        NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to convert and continue the Loans initially made pursuant to the Existing Credit Agreement and to make other extensions of credit, in each case under the Amended Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Agent as follows:





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SECTION 1. CERTAIN DEFINITIONS.

        The following terms used in this Agreement shall have the following meanings:

               "COLLATERAL" means (i) the Collateral Account, (ii) all amounts on deposit from time to time in the Collateral Account, (iii) all Investments, including all securities (whether certificated or uncertificated), instruments, accounts, general intangibles, and deposits representing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

               "COLLATERAL ACCOUNT" means the restricted deposit account established and maintained by Agent pursuant to Section 2(a).

               "EVENT OF DEFAULT" means (i) an Event of Default (as defined under the Credit Agreement) or (ii) the occurrence of an Early Termination Date (as defined in a Master Agreement or an Interest Rate Swap Agreement or Interest Rate and Currency Exchange Agreement in the form prepared by the International Swap and Derivatives Association Inc. or a similar event under any similar swap agreement) under any Lender Interest Rate Agreement.

               "INVESTMENTS" means those investments, if any, made by Agent pursuant to Section 5.

               "PERMITTED INVESTMENTS" means, as at any date of determination,
(i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 60 days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than 60 days from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 60 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types





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of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

               "SECURED OBLIGATIONS" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the Guaranty (and all extensions or renewals thereof) with respect to the obligations of Company under the Amended Credit Agreement, the Notes and the other Loan Documents and under the Lender Interest Rate Agreements (but excluding Pledgor's obligations under the Guaranty with respect to the obligations of Company under the Existing Senior Notes and Existing Senior Note Indenture), whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations whether or not a claim is allowed against Company for such interest in the related bankruptcy proceeding), payments for early termination of Lender Interest Rate Agreements, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

               SECTION 2.  ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNT.

               (a) Agent is hereby authorized to establish and maintain at its office at _____________________, as a blocked account in the name of Agent and, except as provided in Section 2(b) hereof under the sole dominion and control of Agent, a restricted deposit account designated as "Benedek Communications Corporation Collateral Account".

               (b) So long as no Event of Default shall have occurred and be continuing, Pledgor shall have free access to the Collateral Account and full right of withdrawal thereunder and to direct the investment of amounts therein in accordance with Section 6 hereof, subject at all times to the rules and regulations of Agent and to all applicable laws.

               (c) All amounts at any time held in the Collateral Account shall be beneficially owned by Pledgor but shall be held in the name of Agent hereunder, for the benefit of Secured Parties, as collateral security for the Secured Obligations upon the terms and conditions set forth herein. Upon the occurrence and during the continuance of an Event of Default, Pledgor shall have no right to withdraw, transfer or otherwise receive any funds deposited into the Collateral Account.

               (d) Anything contained herein to the contrary notwithstanding, the Collateral Account shall be subject to such applicable laws, and such applicable regulations





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of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

SECTION 3.  DEPOSITS OF CASH COLLATERAL.

        In accordance with subsection 5.12 of the Credit Agreement, Pledgor shall maintain all of its Cash and Cash Equivalents in the Collateral Account. All deposits of funds in the Collateral Account shall be made by wire transfer (or, if applicable, by intra-bank transfer from another account of Pledgor) of immediately available funds, in each case addressed as follows:

               Account No.:
               ABA No.:
               Reference:
               Attention:

               SECTION 4. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Agent, and hereby grants to Agent a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. 'SS' 362(a)), of all Secured Obligations.

               SECTION 5.  INVESTMENT OF AMOUNTS IN THE COLLATERAL ACCOUNT.

        Cash held by Secured Party in the Collateral Account shall not be invested or reinvested except as provided in this Section 5.

        (a) So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, any funds on deposit in the Collateral Account shall be invested by Agent in its own name, in accordance with and upon receipt by Agent from time to time of written instructions from Pledgor, in Permitted Investments. Upon the occurrence and during the continuance of an Event of Default or Potential Event of Default, Pledgor's right to instruct Agent with respect to such investment or reinvestment shall terminate without further notice to Pledgor.

        (b) Agent is hereby authorized to sell, and shall sell, all or any designated part of the securities constituting part of the Collateral (i) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, upon receipt of written instructions from Pledgor or (ii) in any event if such sale is necessary to permit Agent to perform its duties hereunder. Agent shall have no responsibility for any loss resulting from a fluctuation in interest rates or otherwise. Any interest received in respect of securities





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constituting part of the Collateral and the net proceeds of the sale or payment of any such securities shall be held in the Collateral Account by Secured Party pending investment thereof pursuant to Section 5(a).

               SECTION 6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

               (a) Ownership of Collateral. Pledgor is (or at the time of transfer thereof to Agent will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Agent, free and clear of any Lien except for the security interest created by this Agreement and the BCC Security Agreement.

               (b) Perfection. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected First Priority security interest in the Collateral, securing the payment of the Secured Obligations.

               (c) Other Information. All information heretofore, herein or hereafter supplied to Agent by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all respects.

SECTION 7.  FURTHER ASSURANCES.

        Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby and (b) at Agent's request, appear in and defend any action or proceeding that may affect Pledgor's beneficial title to or Agent's security interest in all or any part of the Collateral.

SECTION 8.  TRANSFERS AND OTHER LIENS.

        Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest under this Agreement and the BCC Security Agreement.





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SECTION 9.  AGENT APPOINTED ATTORNEY-IN-FACT.

        Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

        (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor to the extent permitted by applicable law;

        (b) upon the occurrence and during the continuation of an Event of Default, to file, or cause to be filed, to the extent permitted by law, such applications for approval and to take all other and further actions required to obtain any approvals or consents from the FCC required for the exercise of any right or remedy hereunder; and

        (c) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

SECTION 10.  AGENT MAY PERFORM.

        If Pledgor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Pledgor under Section 14.

SECTION 11.  STANDARD OF CARE.

        (a) The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral, it being understood that Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (iii) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (iv) initiating any action to protect





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the Collateral against the possibility of a decline in market value, (v) any loss resulting from Investments made, held or sold pursuant to Section 5, except for a loss resulting from Agent's gross negligence or willful misconduct in complying with Section 5, or (vi) determining (1) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions or (2) whether any deposit in the Collateral Account is proper. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property of like kind.

        (b) Neither Agent nor any Secured Party shall be liable to Pledgor (i) for any loss or damage sustained by it, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of, in connection with or that is an any way related to (1) any exercise by Agent or any Secured Party of any right or remedy under this Agreement or (2) any other act of or failure to act by Agent or any Secured Party, except to the extent that the same shall be determined by a final judgment of a court of competent jurisdiction that is final and not subject to review on appeal, to be the result of acts or omissions on the part of Agent or such Secured Party constituting gross negligence or willful misconduct.

        (c) NO CLAIM MAY BE MADE BY PLEDGOR AGAINST AGENT, ANY SECURED PARTY OR THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED AND RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

SECTION 12. REMEDIES.

        (a) If an Event of Default shall have occurred and be continuing, Agent may (i) sell any of the Collateral, (ii) transfer any or all of the Collateral to an account established in the name of Agent (whether at Agent or otherwise), or (iii) register title to any Collateral in the name of Agent or one of its nominees or agents, without reference to any interest of Pledgor.

        (b) If an Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies otherwise available to it, all the rights and remedies of a secured party on default under the Uniform





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Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required prior to any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (c) Notwithstanding anything to the contrary set forth herein, Agent, on behalf of Secured Parties, agrees that to the extent prior FCC approval is required pursuant to the Communications Act for (i) the operation and effectiveness of any grant, right or remedy hereunder or under the other Loan Documents or (ii) taking any action that may be taken by Agent hereunder or under the other Loan Documents, such grant, right, remedy or action will be subject to such prior FCC approval having been obtained by or in favor of Agent, on behalf of Secured Parties (and Pledgor will use its best efforts to obtain any such approval as promptly as possible). Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default and at Agent's request, Pledgor will, and will cause its Subsidiaries to, immediately file, or cause to be filed, such applications for approval and shall take all other further actions required by Agent to obtain such Governmental Authorizations as are necessary to transfer ownership and control to Agent on behalf of Secured Parties, or their successors or assigns, of the FCC Licenses held by it or its Subsidiaries, or its interest in any Person holding any such FCC License. To enforce the provisions of this Section 12(c), Agent is empowered to request the appointment of a receiver from any court





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of competent jurisdiction. Such receiver shall be instructed to seek from the
FCC an involuntary transfer of control of any FCC License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Pledgor hereby agrees to authorize, and to cause each of its Subsidiaries to authorize, such an involuntary transfer of control upon the request of the receiver so appointed, and, if Pledgor shall refuse to authorize or cause any of its Subsidiaries so to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuation of an Event of Default, Pledgor shall further use its best efforts to assist in obtaining approval of the FCC, if required, for any action or transactions contemplated by this Agreement or the other Loan Documents, including, without limitation, preparation, execution and filing with the FCC of the assignor's or transferor's portion of any application or applications for consent to the assignment of any FCC License or transfer of control necessary or appropriate under FCC Regulations for approval of the transfer or assignment of any portion of the Collateral, together with any FCC License or other authorization. Pledgor acknowledges that the assignment or transfer of FCC Licenses is integral to the Secured Parties' realization of value for the Collateral, that there is no adequate remedy at law for failure by Pledgor to comply with the provisions of this Section 12(c) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 12(c) may be specifically enforced.

        Notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents, none of Agent nor any Secured Party shall, without first obtaining the approval of the FCC, take any action pursuant to this Agreement, the Amended Credit Agreement or any other Loan Document which would constitute or result in any acquisition or transfer of ownership of Pledgor or its assets, assignment of any FCC License or any change of control of Pledgor or any other Person if such assignment, acquisition, transfer or change in control would require, under existing law (including FCC Regulations), the prior approval of the FCC.

SECTION 13.  APPLICATION OF PROCEEDS.

        Except as expressly provided elsewhere in this Agreement, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 2.4D of the Amended Credit Agreement.

SECTION 14.  INDEMNITY AND EXPENSES.

        (a) Pledgor agrees to indemnify Agent and each Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or





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liabilities result from Agent's or such Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

        (b) Pledgor shall pay to Agent upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (ii) the exercise or enforcement of any of the rights of Agent hereunder, or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.

        (c) The obligations of Pledgor under this Section 14 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

SECTION 15.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

        This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) and the cancellation or termination of the Commitments, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 9.1 of the Amended Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Agent shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Agent, of such of the Collateral as shall not have been otherwise applied pursuant to the terms hereof.

SECTION 16.  AGENT.

        (a) Agent has been appointed to act as Agent hereunder by Lenders under the Amended Credit Agreement. The Interest Rate Exchangers, by their acceptance of the benefits hereunder, hereby appoint Agent to act as Agent hereunder in accordance with the provisions of Section 8 of the Amended Credit Agreement, including without limitation, the provisions of subsection 8.2 of the Amended Credit Agreement, and the Interest Rate





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Exchangers further hereby agree to indemnify Agent on a ratable basis in accordance with subsection 8.4 of the Amended Credit Agreement. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Agreement and the Amended Credit Agreement.

        (b) Agent shall at all times be the same Person that is Agent under the Amended Credit Agreement. Written notice of resignation by Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute notice of resignation as Agent under this Agreement; and appointment of a successor Agent pursuant to subsection 8.5 of the Amended Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon the acceptance of any appointment as Agent under subsection 8.5 of the Amended Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums held by Agent hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Agent), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

SECTION 17.  AMENDMENTS; ETC.

        No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and, in the case of any such amendment or modification, by Pledgor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 18.  NOTICES.

        Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex (with received answerback), or three Business Days after depositing it in the United States mail with postage prepaid and





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properly addressed; provided that notices to Agent shall not be effective until received. For purposes hereof the address of each party shall be as set forth under such party's name on the signature pages hereof or of the Amended Credit Agreement or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 19.  SEVERABILITY.

        In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 20.  HEADINGS.

        Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21.  GOVERNING LAW; TERMS.

        THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Amended Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

SECTION 22.  COUNTERPARTS.

        This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and





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



attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]





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        IN WITNESS WHEREOF, Pledgor and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            BENEDEK COMMUNICATIONS

                                              CORPORATION

                                            By:
                                                ------------------------------
                                                Ronald L. Lindwall
                                                Senior VP-Finance, CFO
                                                Treasurer and Secretary

                                            Notice Address:

                                            c/o Benedek Broadcasting Corporation
                                            100 Park Avenue
                                            Rockford, Illinois  61101
                                            Attention:    A. Richard Benedek
                                            Telecopy:     (815) 987-5335

                                            with a copy to:

                                            Shack & Siegel, P.C.
                                            530 Fifth Avenue
                                            New York, New York  10036
                                            Attention:    Paul S. Goodman, Esq.
                                            Telecopy:     (212) 730-1964





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                                            BANKERS TRUST COMPANY,
                                            as Agent

                                            By:
                                                ---------------------------
                                                Name:
                                                Title:

                                            Notice Address:

                                            One Bankers Trust Plaza
                                            130 Liberty Plaza
                                            New York, New York  10006
                                            Attention:    Gregory Shefrin
                                            Telecopy:     (212) 250-7218





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